UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

A. H. Belo Corporation

(Exact name of registrant as specified in its charter)

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866 Dallas, Texas	75222-4866
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act:

Series B Common Stock, par value $.01 per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference from the description of the Company’s Series B Common Stock included under caption “Description of Capital Stock” contained in Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2018, which is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of April 23, 2018, by and between A. H. Belo Corporation and A. H. Belo Texas, Inc. (Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2018 (Securities and Exchange Commission File No. 001-33741) (the “April 2018 Form 8-K”))

4.1	Certificate of Formation of the Company (Exhibit 3.1 to the April 2018 Form 8-K)

4.2	Bylaws of the Company (Exhibit 3.2 to the April 2018 Form 8-K)

4.3	Description of Capital Stock (Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2018 (Securities and Exchange Commission File No. 001-33741) (the “July 2018 Form 8-K”))

4.4	Specimen Form of Certificate representing shares of Series A Common Stock (Exhibit 4.2 to the July 2018 Form 8-K)

4.5	Specimen Form of Certificate representing shares of Series B Common Stock (Exhibit 4.3 to the July 2018 Form 8-K)

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

July 2, 2018	A. H. Belo Corporation

	By:	/s/ Christine E. Larkin
Christine E. Larkin, Secretary